Exhibit 99.1
Contacts:
Stephen J. Mock
Cecelia C. Heer
Par Pharmaceutical Companies, Inc.
(201) 802-4000
PAR PHARMACEUTICAL PROVIDES UPDATE ON FINANCIAL RESTATEMENT
Woodcliff Lake, NJ, Dec. 14, 2006 — Par Pharmaceutical Companies, Inc. (NYSE:PRX) today announced that it is continuing in its process of preparing restated financial statements and additional time is needed for its independent auditors to complete their review and audit such financial statements prior to filing them with the U.S. Securities and Exchange Commission (SEC). On July 5, 2006, Par announced that it would restate its consolidated financial statements for fiscal years 2004 and 2005 and the first quarter of 2006, and delay filing its second-quarter Form 10-Q with the SEC. At that time, the company said that the restatement was due to an understatement of accounts receivable reserves, which had resulted primarily from delays in recognizing customer credits and uncollectible customer deductions and from a write-off of inventory. The company had also disclosed that its estimate of the nature and extent of the accounting errors was preliminary and subject to change.
As part of the review of its accounts receivable reserves, Par has also determined that its reserves for future product returns, chargebacks and rebates contained errors resulting in the understatement of its accounts receivable reserves in prior periods, including periods prior to fiscal year 2004. The company now expects that the restatement adjustments to its accounts receivable reserves will have the cumulative effect of reducing product revenues by approximately $84 million through April 1, 2006. In addition, inventory write-downs resulted from the company’s determination that sales demand for certain products was less than the available inventory on hand and from inventory valuation errors related to recorded inventory amounts that were more than the actual quantities held. Also, the company had not historically adjusted inventory and cost of sales for manufacturing variances. The write-down for these inventory valuation issues is expected to have the cumulative effect of increasing cost of goods sold by approximately $9 million through April 1, 2006.
The company also determined that there were certain accounting errors in addition to those discussed above relating to the accounting for a lease acquired in a business combination, accounting for the company’s investment in a joint venture, and other items. The cumulative effect of these restatement adjustments is expected to increase the company’s before tax profits by approximately $2 million through April 1, 2006.

In addition, in the second quarter of 2006, the company will write-off approximately $15 million of uncollectible customer deductions. This is a current period adjustment to reflect the company’s determination that it will not seek recovery of these amounts from its customers. Par will also write-down additional inventory of approximately $4 million resulting from the company’s determination that sales demand for certain products was less than the available inventory on hand.
The company will restate its consolidated financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 to reflect the impact of the matters described above. Par’s amended Form 10-K for the year ended December 31, 2005 will also include the restatement of selected financial data as of and for each of the five years in the period ended December 31, 2005. It will include restated interim results of operations for each of the two years in the period ended December 31, 2005. Par will also restate the first quarter of 2006.
The table below sets forth an estimate of the expense (benefit) of the anticipated restatement adjustments before tax on the company’s consolidated statements of operations.

	Accounts
	Receivable	Inventory
	Reserve	Valuation	Other
(In Millions)	Adjustments	Adjustments	Adjustments	Total
Cumulative effect of restatement on prior periods	$12	$(1)	$—	$11
2003	27	—	—	27
2004	30	3	3	36
2005	12	3	(4)	11
Three months ended April 1, 2006	3	4	(1)	6

Total	$84	$9	$(2)	$91

The company does not expect the restatement to have an impact on its ongoing sales and operations. Par currently has cash, cash equivalents and available for sale securities on hand of approximately $210 million and there has been no increase in the company’s borrowings in 2006.
Results of Independent Investigation
As previously disclosed, the Audit Committee of the Board of Directors of Par engaged the law firm of Nixon Peabody LLP to conduct an independent investigation into the circumstances leading to the understatement of its accounts receivable reserves resulting from delays in recognizing customer credits and uncollectible customer deductions. In its report to the Audit Committee of the company’s Board of Directors, Nixon Peabody advised that, based on its investigation, it found no evidence indicating that the understatement of accounts receivable reserves resulting from delays in processing customer credits and uncollectible customer deductions was anything other than inadvertent.
Par Financial Statements
Pending the filing by Par of its restated financial statements, previously filed financial statements included in its Form 10-Ks and Form 10-Qs for prior periods, including

Management’s Report on Internal Controls on Financial Reporting and the related reports of the company’s independent registered public accounting firm, should not be relied upon.
The restatement impact discussed in this press release is unaudited and reflects only restatement adjustments identified to date. This estimate is subject to change as a result of any further adjustments arising from the restatement process and the audit of its restated financial statements by Par’s independent registered public accounting firm. The company cannot provide assurance that additional matters will not be identified that will require further analysis relative to their impact on previously issued financial statements or that the amounts involved and nature and extent of the accounting errors may not ultimately differ materially from those described above.
Conference Call
Par has scheduled a conference call with investment analysts for Friday, December 15 at 9:00 am EST, to discuss today’s announcement. Par invites investors and the general public to listen to a webcast of the conference call. Access to the live webcast can be made via the company’s website at http://www.parpharm.com and will be available for at least 30 days. A digital replay of the conference call will be available for 7 days commencing approximately one hour after the call. The dial-in number for the replay is 888-286-8010 for domestic callers and 617-801-6888 for international callers. The access number is 26900977.
About Par
Par Pharmaceutical Companies, Inc. develops, manufactures and markets generic drugs and innovative branded pharmaceuticals for specialty markets. For press release and other company information, visit www.parpharm.com
Safe Harbor Statement
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking as are the statements relating to the company’s expectation of the effect on the company’s reported financial statements of the accounting errors identified by the company, and as such, are subject to risks and uncertainties, including the review and audit by the company’s independent registered public accounting firm of the accounting issues described in this and prior public announcements and the extent and impact of litigation arising out of those accounting issues, the difficulty of predicting FDA filings and approvals, acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, new product development and launch, reliance on key strategic alliances, uncertainty of patent litigation filed against the company, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks and uncertainties detailed from time to time in the company’s filings with the Securities and Exchange Commission, such as the company’s reports on Form 10-K, Form 10-Q, and Form 8-K. The company can make no assurance as to (a) the exact time periods for or amounts by which the company will need to restate its financial information, (b) when the company will be able to complete the restatement and file restated financial statements with the SEC or (c) the potential effects of the restatement, including the effects of any (i) delays in filing such restated financial statements, (ii) investigations informal or otherwise, conducted by the SEC or other entities or (iii) lawsuits filed against the company in connection therewith. Any forward-looking statements included in this press release are made as of the date hereof only, based on information available to the company as of the date hereof, and, subject to any applicable law to the contrary, the company assumes no obligation to update any forward-looking statements.
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